UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2007

NVIDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23985	94-3177549
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
2701 San Tomas Expressway, Santa Clara, CA	95050
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 486-2000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2007, the Compensation Committee of the Board of Directors of NVIDIA Corporation approved the Fiscal Year 2008 Variable Compensation Plan, or the 2008 Plan, which is designed to provide variable cash compensation to our chief executive officer, senior officers, vice presidents, directors, managers and qualifying senior contributors, or the Participants, as determined by our Compensation Committee, if certain pre-set corporate and individual targets are achieved during fiscal 2008. We operate on a 52 or 53-week year, ending on the Sunday nearest January 31. We designate our fiscal year by the year in which that fiscal year ends; e.g., fiscal 2008 refers to our fiscal year ending January 27, 2008.

Under the 2008 Plan, variable cash compensation will be paid to the Participants if we exceed pre-set threshold, target or maximum adjusted net income levels as set by our Compensation Committee and/or if individuals achieve their individual targets which are determined by our Compensation Committee for the chief executive officer, by the chief executive officer in the case of the senior officers, by the senior officer to whom a vice president or a director reports in the case of vice presidents and directors, and based on individual rankings for managers and other qualifying senior contributors.  Fifty percent (50%) of a Participant's potential variable cash compensation will be allocated to the achievement of corporate targets (up to a maximum of 200% of the Participant’s corporate target award) and fifty percent (50%) will be allocated to the achievement of individual targets.

Variable compensation resulting from achievement of the corporate targets is determined by our Compensation Committee. The achievement of individual targets is determined by our Compensation Committee in the case of the chief executive officer and the senior officers, by the senior officer to whom a vice president or a director reports in the case of vice presidents and directors, and by the senior officer or director to whom a manager or senior contributor reports in the case of managers and senior contributors.

Our Board of Directors and Compensation Committee reserve the right to modify these targets and criteria at any time or to grant additional variable cash compensation to the Participants even if the performance targets are not met.

The 2008 Plan is filed with this report as Exhibit 10.1 and is incorporated herein by reference. The foregoing description is subject to, and qualified in their entirety by, the 2008 Plan.

SECTION 9 - Financial Statements and Exhibits

Item 9.01 Exhibits.

(d)

Exhibit	Description
10.1	Fiscal Year 2008 Variable Compensation Plan, approved March 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVIDIA Corporation
Date: April 5, 2007	By: /s/ Jen-Hsun Huang
Jen-Hsun Huang
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Fiscal Year 2008 Variable Compensation Plan, approved March 30, 2007.